Exhibit 10.6

June 18, 2013

Excel Mortgage Servicing, Inc.	AmeriHome Mortgage Corporation
19500 Jamboree Road	19500 Jamboree Road
Irvine, CA 92162	Irvine, CA 92162

Integrated Real Estate Service Corporation
19500 Jamboree Road
Irvine, CA 92162

Re:  Sixth Amendment to Master Repurchase Agreement and Pricing Letter (“Sixth Amendment”).

This Sixth Amendment is made this 18th day of June, 2013 (the “Amendment Effective Date”), to that certain Master Repurchase Agreement, dated August 31, 2011, as amended (the “Repurchase Agreement”) and the Pricing Letter, dated August 31, 2011, as amended (the “Pricing Letter”), in each case by and among Excel Mortgage Servicing, Inc. and AmeriHome Mortgage Corporation (each a “Seller” and, collectively, “Sellers”), and EverBank (“Buyer”).  The Repurchase Agreement, the Pricing Letter and all amendments are sometimes hereinafter collectively referred to as the “Agreement.”

WHEREAS, Sellers and Integrated Real Estate Service Corporation (“Guarantor”) requested that Buyer amend the Agreement; and

WHEREAS, Sellers, Guarantor and Buyer have agreed to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

SECTION 1.                            Amendments.

(a)                                 The following Certain Financial Condition Covenants contained in Section 3 of the Pricing Letter are hereby amended and restated in their entirety as follows:

(i)                                     Maintenance of Adjusted Tangible Net Worth. Excel shall maintain an Adjusted Tangible Net Worth of not less than twenty million dollars ($20,000,000.00).

(iv)                              Maintenance of Liquidity.  Excel shall ensure that it has cash and Cash Equivalents (excluding Restricted Cash or cash pledged to Persons other than Buyer), in an amount not less than seven million dollars ($7,000,000.00).

SECTION 2.                            Defined Terms.  Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 3.                            Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Sixth Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 4.                            Representations.  In order to induce Buyer to execute and deliver this Sixth Amendment, each Seller hereby represents to Buyer that as of the date hereof, except as otherwise expressly waived by Buyer in writing, such Seller is in full compliance with all of the terms and conditions of the Agreement including without limitation, all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 5.                            Governing Law. This Sixth Amendment and any claim, controversy or dispute arising under or related to or in connection with this Sixth Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall govern.

SECTION 6.                            Counterparts.  This Sixth Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same agreement.  This Sixth Amendment, to the extent signed and delivered by facsimile or other electronic means, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  No signatory to this Sixth Amendment shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such Person forever waives any such defense.

SECTION 7.                            Guarantor.  Guarantor acknowledges and agrees that nothing contained herein, and Guarantor’s signature hereon, shall not be deemed an acknowledgement, a course of conduct, a waiver or an amendment of the provisions of the Facility Guaranty, which continue in full force and effect and do not require any Guarantor’s consent to the actions taken hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, Sellers, Guarantor and Buyer have caused this Sixth Amendment to be executed and delivered as of the Amendment Effective Date.

EXCEL MORTGAGE SERVICING,		EVERBANK, as Buyer
INC., as a Seller

By:	/s/ Todd R. Taylor	By:	/s/ Sean R. Delaney
Its:	Todd R. Taylor	Its:	Sean R. Delaney
Title:	EVP/CFO	Title:	VP

AMERIHOME MORTGAGE		INTEGRATED REAL ESTATE
CORPORATION, as a Seller		SERVICE CORPORATION, as Guarantor

By:	/s/Todd R. Taylor	By:	/s/ Todd R. Taylor
Its:	Todd R. Taylor	Its:	Todd R. Taylor
Title:	EVP/CFO	Title:	EVP/CFO